PUT/CALL AGREEMENT

THIS PUT/CALL AGREEMENT (this “Agreement”) is made and entered into this 9th day of October, 2007, by and between Micro-Tech Identification Systems, Inc., a corporation organized and existing under the laws of the State of Nevada, with an address at 1608 W. 2225 S., Woods Cross, UT 84087 (the “Company”), and Fortune Land Holding Ltd., a limited liability company organized and existing under the laws of the British Virgin Islands, with an address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Shareholder”).

RECITALS:

WHEREAS, Shareholder is the beneficial owner of 972,222 shares (the “Shares”) of common stock of the Company, $0.001 par value per share (“Common Stock”);

WHEREAS, the parties hereto desire to set forth the circumstances under which (a) the Company shall have the option to repurchase the Shares, and (b) the Shareholder shall have the right to require the Company to redeem the Shares.

NOW, THEREFORE, in consideration of the foregoing recitals, the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Call Option.

(a) Grant of Call Option. Subject to the terms and conditions hereof, the Shareholder does hereby give and grant to the Company the exclusive right, privilege and option (but not the duty) to repurchase the Shares from the Shareholder (the “Call Option”). The Call Option may be exercised for all, but not less than all, of the Shares. Such purchase shall be consummated within ninety (90) days following the date of the Call Option Exercise Notice (as herein defined).

(b) Call Option Price. In the event the Company exercises its Call Option, the exercise price shall be $1.63 per share (the “Call Option Price”).

(c) Exercise of Call Option.

(i) The Company shall exercise the Call Option by giving written notice of its exercise of the Call Option to the Shareholder (“Call Option Exercise Notice”), in accordance with the provisions of Section 7 hereof (as defined below), and making payment of the aggregate Call Option Price.

(ii)  Upon exercise of the Call Option, and delivery to the Shareholder of the Call Option Price in full for the Shares, the Shareholder shall no longer be deemed to be the owner of such Shares.

(d) Conditions to Exercise of Call Option. The Company may only exercise its Call Option provided all of the following conditions have been met (the “Call Option Conditions”):

(i) either (1) a registration statement (“Registration Statement”) covering the resale of the Shares has been declared effective by the Securities and Exchange Commission (the “Commission”), and has been kept continuously effective by the Company, or (2) all of the Shares are available for sale without registration pursuant to Rule 144(k); and

(ii) the closing price of a share of Common Stock of the Company as traded on the Over-the-Counter Bulletin Board (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $4.075 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for at least ten (10) consecutive trading days immediately preceding the date that the call notice is given by the Company.

(e) Call Option Term. The Company may only exercise its Call Option by delivering a Call Option Exercise Notice to the Company within thirty (30) days of such time as all of the Call Option Conditions have been met.

2.  Put Right.

(a) Grant of Put Right. Subject to the terms and conditions hereof, the Shareholder shall have the right to cause the Company to repurchase the Shares from the Shareholder (the “Put Right”). The Shareholder may only exercise its Put Right as to all, but not less than all, of the Shares. Upon exercise of the Put Right by the Shareholder, the redemption of the Shares by the Company shall be consummated within ninety (90) days following the date of the Put Exercise Notice (as defined below).

(b) Put Purchase Price. In the event the Shareholder exercises its Put Right, the redemption price shall be $1.63 per share (the “Redemption Price”).

(c) Exercise of Put Right.

(i) The Shareholder shall exercise its Put Right by giving written notice of its exercise of the Put Right to the Shareholder (“Put Exercise Notice”), in accordance with the provisions of Section 7 hereof.

(ii)  Upon exercise of the Put Right, and delivery by the Company to the Shareholder of the Redemption Price in full for the Shares, the Shareholder shall no longer be deemed to be the owner of such Shares.

(d) Conditions to Exercise of Put Right. The Shareholder may exercise its Put Right in the event that:

(i) the Company fails to exercise its Call Option within ten (10) days of a date on which all of the Call Option Conditions have been met; or

(ii) the Company consummates a private offering of not less than $5,000,000 of its securities (a “Qualified Offering”); or

(iii)  the Company fails to (A) file the Registration Statement within thirty (30) business days of the date hereof (the “Filing Date”), (B) have the Registration Statement declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, or (C) keep the Registration Statement continuously effective until all of the Shares are available for sale without registration pursuant to Rule 144(k); or

(iv) the Company fails to consummate a Qualified Offering within two (2) years of the date hereof (each of 2(d)(i), (ii), (iii) and (iv), a “Put Right Trigger”).

(e) Put Right Term. The Shareholder may only exercise its Put Right by delivering a Put Exercise Notice to the Company within thirty (30) days of a Put Right Trigger.

3.  Title. Upon exercise of the Call Option or Put Right, the Shareholder shall deliver to the Company good and marketable title to the Shares, free and clear of any liens or other restrictions, except for applicable restrictions on transfer under federal and state securities laws.

4.  Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

5.  Amendments. This Agreement may not be altered, modified, or amended except by a writing signed by each of the parties hereto.

6.  Further Assurances. Each of the parties hereto agrees to execute, acknowledge, deliver, file, record and publish certificates, instruments, agreements and documents, and to take all action which may be required by law or may be deemed by the Shareholder or the Company, in the exercise of their reasonable good faith discretion, to be reasonably necessary in furtherance of the purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

7.  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least 10 days prior to the effectiveness of such notice:

if to the Company:	Micro-Tech Identification Systems, Inc.
1608 W. 2225 S.
Woods Cross, UT 84087
Attention: _____________
Facsimile: _____________

with a copy to:	Hodgson Russ LLP
1540 Broadway, 24th Floor
New York, NY 10036
Attention: Jeffrey A. Rinde, Esq.
Facsimile: (212) 751-4300

if to Shareholder:	Fortune Land Holding Ltd.
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands
Attention: _____________
Facsimile: _____________

with a copy to:	___________________
___________________
___________________
Attention: _____________
Facsimile: _____________

8.  Governing Law; Jurisdiction. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. Except in respect of an action commenced by a third party in another jurisdiction, Shareholder and the Company agree that any legal suit, action, or proceeding arising out of or relating to this Agreement must be instituted in a state or federal court in the State of New York, County of New York, if there is any such court which has and will exercise its jurisdiction in any such matter, and they hereby irrevocably subject to the jurisdiction of any such court and agree not to assert therein any objection based on venue or the inconvenience of such forum.

9.  Captions. Captions used herein are inserted for reference purposes only and shall not affect the interpretation or construction of this Agreement.

10.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile transmission.

11.  No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

12.  Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

MICRO-TECH IDENTIFICATION SYSTEMS, INC.

By:	/s/ Yang, Yong Shan
Name: Yang, Yong Shan
Title: Chief Executive Officer

GRAND ORIENT FORTUNE INVESTMENT LTD.

By:	[Illegible]
Name:
Title: